Calculation of Filing Fee Tables
S-8
HUBSPOT INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	2024 Stock Option and Incentive Plan Common Stock, $0.001 par value per share	Other	2,300,000	$ 174.75	$ 401,925,000.00	0.0001381	$ 55,505.85
Total Offering Amounts:						$ 401,925,000.00		$ 55,505.85
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 55,505.85
Offering Note
[1]	1a. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement on Form S-8 shall also cover any additional shares of common stock, $0.001 par value per share ("Common Stock"), of HubSpot, Inc. (the "Registrant"), which become issuable under the Registrant's 2024 Stock Option and Incentive Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock. Pursuant to Rule 416(c) under the Securities Act, this registration statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. 1b. The price of $174.75 per share, which is the average of the high and low sale prices of the common stock of the registrant on the New York Stock Exchange on June 25, 2026, is set forth solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act and has been used as these shares are without a fixed price. 1c. Registration fee calculated pursuant to Section 6(b) of the Securities Act.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources